Exhibit 10.2

Amendment Number 1 (this "Amendment") dated October 14, 2009 to License Agreement (the "License Agreement") made as of October 14, 2009 by and between Global Resource Corporation as Licensor (hereinafter called "Licensor"), a Nevada corporation having a principal place of business at 1000 Atrium Way, Suite 100, Mount Laurel, New Jersey 08054 and Universal Alternative Fuels, Inc., as Licensee (hereinafter called "Licensee"), a Nevada corporation having a principal place of business at 1400 Old Country Road, Suite 206, Westbury, NY 11590.

RECITALS:

A.           Licensor and Licensee have entered into the License Agreement. The Licensor and Licensee also have entered into the security agreement dated as of October 14, 2009 (the "Security Agreement") and the Purchase Order dated as of October 14, 2009 (the "Purchase Order").

B.           The parties desire to amend the License Agreement, the Security Agreement and the Purchase Order (together the "Agreements") in the manner specified in this Amendment.

C.           Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the respective agreements in which they appear.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Effective Date of Agreements. The effective date of each of the Agreements shall be October 14, 2009 for all purposes including, but not limited to, the commencement of the calculation of all time periods described in the License Agreement. All other references in any of the Agreements to "October 5" shall be deemed amended to refer to "October 14."

2.           Amendment of Article XI.  As currently written Article XI of the License Agreement reads as follows:

"This License Agreement shall not be assigned by either party without the prior written consent of the other Party hereto; provided, however, that a change of control of the Licensee, or its Reorganization with or into a public company as provided in Article V, regardless of the form of the Reorganization, shall not be deemed an assignment for purposes of this License Agreement."

As amended Article XI shall read as follows:
"This License Agreement may be assigned by Licensee without the consent of the Licensor; provided, that (i) Licensee gives prior written notice of the assignment to Licensee, and (ii) the assignee agrees to assume and be bound by the obligations of Licensee under this License Agreement. Notwithstanding any such assignment, Licensor shall have the same participation rights in assignor or assignee, as the case may be, in connection with any Reorganization that precedes, accompanies or follows any such assignment or successive assignments by Licensee or any successor. For all purposes hereunder, a change of control of the Licensee, or its Reorganization with or into a public company as provided in Article V, regardless of the form of the Reorganization, shall be deemed an assignment for purposes of this License Agreement:

3.           Ratification. Except as specifically amended in this Amendment, Licensor and Licensee expressly ratify and reconfirm the terms and conditions of each of the Agreements as fully and completely as if incorporated in their entirety in this Amendment.

IN WITNESS WHEREOF, Licensor and Licensee have executed and delivered this Amendment as of this 14th day of October 2009 by their duly authorized representatives.

Global Resource Corporation

By:	/s/ Peter A. Worthington
Peter A. Worthington, CEO

Universal Alternative Fuels, Inc.

By:
Greg Goldberg, President

assignment or successive assignments by Licensee or any successor. For all purposes hereunder, a change of control of the Licensee, or its Reorganization with or into a public company as provided in Article V, regardless of the form of the Reorganization, shall be deemed an assignment for purposes of this License Agreement:

3.           Ratification. Except as specifically amended in this Amendment, Licensor and Licensee expressly ratify and reconfirm the terms and conditions of each of the Agreements as fully and completely as if incorporated in their entirety in this Amendment.

IN WITNESS WHEREOF, Licensor and Licensee have executed and delivered this Amendment as of this 14th day of October 2009 by their duly authorized representatives.

Global Resource Corporation

By:
Peter A. Worthington, CEO

Universal Alternative Fuels, Inc.

By:	/s/ Greg Goldberg
Greg Goldberg, President